Exhibit 99.2

NeuroMetrix, Inc.

Unaudited Pro Forma Combined Financial Statements

On December 26, 2007, NeuroMetrix, Inc. (the “Company”), EyeTel Imaging, Inc., a Delaware corporation (“EyeTel”), and EyeTel Reading Center, LLC, a Maryland limited liability company and a wholly-owned subsidiary of EyeTel (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).  EyeTel and the Subsidiary were engaged in the business of designing, developing, and commercializing proprietary technology and services that help physicians to diagnose eye disorders.  Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets of EyeTel and the Subsidiary on December 26, 2007 (the “Acquisition”) for an aggregate purchase price of $175,000 in cash, 1,050,297 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, and the assumption of certain liabilities of EyeTel.

The acquisition has been accounted for as a business combination.  The total purchase price was allocated to EyeTel net tangible and identifiable intangible assets based on their estimated fair values as of the purchase price date as determined by management.  The excess of the purchase price over the net intangible identifiable assets was recorded as goodwill.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2006 included in this report has been prepared as if the acquisition occurred on January 1, 2006.  The unaudited pro forma combined statement of operations for the nine months ended September 30, 2007 included in this report has been prepared as if the acquisition occurred on January 1, 2006.  The unaudited pro forma combined balance sheet as of September 30, 2007 has been prepared by management as if the EyeTel acquisition occurred on September 30, 2007.

The unaudited pro forma combined statements of operations and balance sheet, which have been prepared by management in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations.  No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2006 or September 30, 2007.

This information should be read in conjunction with our Current Report on Form 8-K, filed with the SEC on December 28, 2007, our historical financial statements and the accompanying notes in both our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, and EyeTel’s historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

NeuroMetrix,Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2007

	NeuroMetrix,	EyeTel,	Pro Forma		Pro Forma
	As Reported	As Reported	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$6,699,688	$215,800	$(175,000)	A	$6,740,488
Restricted cash	—	45,000	—		45,000
Short-term investments	28,802,847	—	—		28,802,847
Accounts receivable, net of allowance for doubtful accounts	6,341,528	300,772	(281,450)	D	6,360,850
Inventory	4,971,261	—	—		4,971,261
Prepaid expenses and other current assets	677,101	1,433,350	(1,378,790)	E	731,661
Deferred debt issuance costs	—	86,250	(86,250)	B	—
Current portion of deferred costs	448,654	—	—		448,654

Total current assets	47,941,079	2,081,172	(1,921,490)		48,100,761

Goodwill	—	—	5,972,126	C	5,972,126
Other intangible assets	—	—	2,800,000	C	2,800,000
Restricted cash	1,458,598	—	—		1,458,598
Deposits	—	194,939	—		194,939
Fixed assets, net	1,059,390	2,107,950	—		3,167,340
Other assets	—	27,885	—		27,885
Deferred costs	260,422	—	—		260,422

Total assets	$50,719,489	$4,411,946	$6,850,636		$61,982,071

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$2,496,584	$154,516	$(281,450)	D	$2,369,650
Accrued compensation	2,653,233	—	—		2,653,233
Accrued expenses	3,259,221	1,698,821	150,000	A	4,755,811
			(352,231)	B
Convertible bridge loan:
Due to related parties	—	3,697,912	(3,697,912)	B	—
Due to unrelated parties	—	2,196,826	(2,196,826)	B	—
Current portion of long-term debt	—	1,670,424	(1,670,424)	B	—
Current portion of deferred revenue	1,581,984	88,176	—		1,670,160
Current portion of capital lease obligations	12,900	—	—		12,900

Total current liabilities	10,003,922	9,506,675	(8,048,843)		11,461,754

Long-term debt	—	2,263,431	(2,263,431)	B	—
Deferred revenue	1,020,992	—	—		1,020,992
Capital lease obligations	21,500	—	—		21,500
Other long-term liabilities	29,091	20,202	—		49,293
Preferred stock warrants due to related parties:
Due to related parties	—	1,006,186	(1,006,186)	B	—
Due to unrelated parties	—	1,076,075	(1,076,075)	B	—

Total liabilities	11,075,505	13,872,569	(12,394,535)		12,553,539

Series B redeemable convertible preferred stock:
Issued to related parties	—	21,912,667	(21,912,667)	B	—
Issued to unrelated parties	—	3,557,124	(3,557,124)	B	—

Stockholders’ equity (deficit):
Common stock, $0.0001 par value	1,262	208	(208)	B	1,367
			105	A
Additional paid-in capital	99,569,034	8,465,762	(8,465,762)	B	109,353,477
			9,784,443	A
Subscriptions receivable	—	(17,570)	17,570	B	—
Accumulated deficit	(59,926,312)	(43,378,814)	43,378,814	B	(59,926,312)

Total stockholders’ equity/(deficit)	39,643,984	(34,930,414)	44,714,962		49,428,532

Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$50,719,489	$4,411,946	$6,850,636		$61,982,071

See notes to pro forma combined financial statements.

NeuroMetrix,Inc.

Unaudited Pro Forma Combined Statement of Operations

Statement of Operations - Twelve Months Ended December 31, 2006

	NeuroMetrix,	EyeTel,	Pro Forma		Pro Forma
	As Reported	As Reported	Adjustments		Combined
Revenues:
Diagnostic device	$7,538,320	$—	$—		$7,538,320
Biosensor	47,711,396	—	—		47,711,396
Other	—	1,206,124	—		1,206,124
Total revenues	55,249,716	1,206,124	—		56,455,840

Cost of revenues	13,558,054	1,044,650	—		14,602,704

Gross margin	41,691,662	161,474	—		41,853,136

Operating expenses:
Research and development	5,010,513	506,143	—		5,516,656
Sales and marketing	22,013,682	2,070,419	—		24,084,101
General and administrative	11,805,062	4,513,273	560,000	C	16,878,335

Total operating expenses	38,829,257	7,089,835	560,000		46,479,092

Income (loss) from operations	2,862,405	(6,928,361)	(560,000)		(4,625,956)

Interest income	1,598,401	124,522			1,722,923
Interest expense	—	(594,027)	594,027	B	—

Income (loss) before provision for income taxes	4,460,806	(7,397,866)	34,027		(2,903,033)

Provision for income taxes	193,000	—	—		193,000

Net loss	4,267,806	(7,397,866)	34,027		(3,096,033)

Accretion of redeemable convertible preferred stock	—	(2,275,449)	2,275,449	B	—

Net income (loss) attributable to common stockholders	$4,267,806	$(9,673,315)	$2,309,476		$(3,096,033)

Net income (loss) per common share:
Basic	$0.34				$(0.23)
Diluted	$0.33				$(0.23)

Weighted average shares used to compute net income (loss) per common share:
Basic	12,501,742		1,050,297	A	13,552,039
Diluted	13,097,891		1,050,297	A	13,552,039
			(596,149)	F

See notes to pro forma combined financial statements.

NeuroMetrix,Inc.

Unaudited Pro Forma Combined Statement of Operations

Statement of Operations - Nine Months Ended September 30, 2007

	NeuroMetrix,	EyeTel,	Pro Forma		Pro Forma
	As Reported	As Reported	Adjustments		Combined
Revenues:
Diagnostic device	$3,427,684	$—	$—		$3,427,684
Biosensor	30,415,444	—	—		30,415,444
Other	680,171	691,491	(519,583)	D	852,079
Total revenues	34,523,299	691,491	(519,583)		34,695,207

Cost of revenues	9,210,267	531,168	(519,583)	D	9,221,852

Gross margin	25,313,032	160,323	—		25,473,355

Operating expenses:
Research and development	3,772,415	513,295	—		4,285,710
Sales and marketing	18,039,934	1,260,440	—		19,300,374
General and administrative	11,116,014	4,179,199	420,000	C	15,715,213

Total operating expenses	32,928,363	5,952,934	420,000		39,301,297

Loss from operations	(7,615,331)	(5,792,611)	(420,000)		(13,827,942)

Interest income	1,376,133	50,481			1,426,614
Interest expense	—	(1,877,736)	1,877,736	B	—

Net income (loss)	(6,239,198)	(7,619,866)	1,457,736		(12,401,328)

Accretion of redeemable convertible preferred stock	—	(1,868,619)	1,868,619	B	—

Net income (loss) attributable to common stockholders	$(6,239,198)	$(9,488,485)	$3,326,355		$(12,401,328)

Basic and diluted net income (loss) per common share	$(0.49)				$(0.91)

Weighted average shares used to compute basic and diluted net income (loss) per common share	12,609,761		1,050,297	A	13,660,058

See notes to pro forma combined financial statements.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements of NeuroMetrix have been prepared to give effect to the acquisition of substantially all of the assets of EyeTel, which closed on December 26, 2007.  The unaudited pro forma combined balance sheet combines the unaudited balance sheet of NeuroMetrix and EyeTel as of September 30, 2007 and gives effect to the acquisition as if it had been completed on September 30, 2007. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2007 combines the unaudited results of NeuroMetrix and EyeTel for the nine months ended September 30, 2007 and gives effect to the acquisition as if it occurred on January 1, 2006.  The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2006 combines the audited results of NeuroMetrix and EyeTel for the twelve months ended December 31, 2006 and gives effect to the acquisition as if it occurred on January 1, 2006.

The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to EyeTel’s net tangible and identifiable intangible assets based on their estimated fair values as of the purchase date as determined by management. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill.

The purchase price for the acquisition of substantially all of the assets of EyeTel on December 26, 2007 was allocated to the acquired tangible, intangible and assumed liabilities based on their estimated fair values at the date of acquisition as follows:

Cash	$175,000
Issuance of 1,050,297 shares of NeuroMetrix Common Stock	9,784,548
Acquisition costs	150,000
$10,109,548

Restricted cash	$45,000
Accounts receivable	35,000
Fixed assets	1,985,000
Other current assets	216,000
Accounts payable and accrued expenses	(804,916)
Net tangible assets acquired	1,476,084

Other intangible assets	2,800,000
Goodwill	5,833,464
Total	$10,109,548

Explanation of Footnotes

A) Represents the allocation of the purchase price of the acquisition.

B) Represents the elimination of EyeTel’s convertible bridge loans and long-term debt and the associated deferred debt issuance costs, accrued interest and interest expense as a result of these liabilities being paid-off or satisfied in full upon the completion of the acquisition and represents the elimination of redeemable convertible preferred stock and related accretion, convertible preferred stock warrants and other components of stockholders’ equity as a result of the acquisition being structured as an asset purchase.

C) Represents goodwill and acquired technology resulting from the acquisition as well as the amortization of acquired technology.  NeuroMetrix has determined that the intangible assets have an estimated useful life of five years.  Goodwill at September 30, 2007 of $6.3 million is different than that computed at December 31, 2007 due to higher current assets of EyeTel as of September 30, 2007.

D) Represents the elimination of amounts receivable due to EyeTel by NeuroMetrix under the license and marketing agreement and the elimination of revenues and cost of revenues relating to transactions between the two companies.

E) Represents the elimination of capitalized professional fees associated with EyeTel’s failed initial public offering.

F) Represents the adjustment of weighted average shares to eliminate the effect of dilutive securities on pro forma net loss per share.

                No tax effects were recorded on the above pro forma adjustments as both NeuroMetrix and EyeTel have full tax valuation allowances and do not record tax benefits or losses incurred.